Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222747 on Form S-8 and Registration Statement No. 333-233051 on Form S-3 of our report dated February 10, 2021, relating to the financial statements of Gates Industrial Corporation plc and the effectiveness of Gates Industrial Corporation plc’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 2, 2021.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 10, 2021